UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2008

First Trinity Financial Corporation
 (Exact name of registrant as specified in its charter)

Oklahoma	000-52613	34-1991436
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7633 E 63rd Place, Suite 230, Tulsa, OK	74133
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 249-2438

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

As previously reported, on July 18, 2008, First Trinity Financial Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Brooke Capital Corporation (“Brooke”), pursuant to which the Company was to acquire, for a purchase price not to exceed $8,000,000 adjusted in accordance with the Agreement, all of the outstanding shares of capital stock of First Life American Corporation (“First Life”). First Life is the wholly owned subsidiary of Brooke. The purchase was subject to approval by the Kansas Insurance Commissioner.

On August 29, 2008, the Company and Brooke entered into Amendment No. 1 to the Agreement (the “Amendment”) in which the Company and Brooke agreed to amend Section 2.2 of the Agreement. The Amendment changed the Agreement by changing the source to be used in determining the “Estimated Closing Date Adjusted Capital and Surplus”.

The acquisition was approved by the Kansas Insurance Commissioner on October 17, 2008. However, on October 28, 2008, Brooke filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the District of Kansas. The filing occurred before the purchase of First Life was closed.

On December 9, 2008, the Company and the bankruptcy court-appointed Trustee for Brooke entered into Amendment No. 2 to the Agreement. This second amendment made several changes to the Agreement. Among others, it rescinded Amendment No. 1, changed the purchase price to a fixed price of $2,500,000, and made the sale subject to Bankruptcy Court approval pursuant to Section 363(c) of the Bankruptcy Code. A hearing on the sale has been set in the Bankruptcy Court for December 22, 2008. The approval of the sale by the Kansas Insurance Commissioner expires after 60 days from October 17, 2008. The Company and the trustee have each requested extensions and approval is anticipated.

On December 22, 2008 the Bankruptcy Court approved the sale of First Life to the Company.

The Kansas Insurance Department granted an extension of time for the acquisition of First Life and approved Amendment No. 2 to the Agreement. On December 23, 2008 the Company completed its acquisition of First Life pursuant to the terms of the Agreement and Amendment No 2 thereto. The Company acquired all of the outstanding shares of common stock of First Life in exchange for $2,500,000 in cash. The purchase price was funded with cash on hand. The Agreement and Amendments thereto were previously filed on forms 8-K.

The financial statements and information required will be filed not later than 71 days after the date of this report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Trinity Financial Corporation

Date: December 29, 2008

By:/s/Gregg Zahn
Gregg Zahn
President and Chief Executive Officer